Exhibit 99.1


                                                 CONTACTS:   Mary K. Talbot
                                                             (401) 245-8819


        SLADE'S FERRY BANCORP REPORTS 11% INCREASE IN ANNUAL EARNINGS


SOMERSET, Mass. (January 25, 2006) -- Slade's Ferry Bancorp (the "Company"), (NASDAQ Capital Market: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the year ended December 31, 2005 was $4.02 million, an increase of 11.1% over net income for the year ended December 31, 2004, which totaled $3.62 million. Basic earnings per share totaled $0.98 and $0.89 for the years ended December 31, 2005 and 2004, respectively. Diluted earnings per share totaled $0.97 and $0.88 for the years ended December 31, 2005 and 2004, respectively, representing an increase of 10.2%.

Net income for the three months ended December 31, 2005 totaled $1.17 million, or $0.28 per share (basic and diluted), as compared to $1.33 million or $0.32 per share (basic and diluted), for the three months ended December 31, 2004.

The primary reason for the increase in earnings for the year is the Company's growth during 2005, as total consolidated assets increased from $549.4 million at December 31, 2004 to $585.9 million at December 31, 2005, an increase of 6.6%. The Bank instituted programs to attract deposits during the period of unprecedented low interest rates early in 2005. As a result, deposits increased from $399.9 million at December 31, 2004 to $415.8 million at December 31, 2005, an increase of 4.0%. During the same time period, net loans increased by $47.3 million, or 13.1%, to $409.6 million. In addition, the Bank increased its level of Federal Home Loan Bank advances from $90.3 million at December 31, 2004 to $107.9 million at December 31, 2005, an increase of 19.5%.

As a result of this growth, net interest and dividend income increased from $16.2 million for the year ended December 31, 2004, to $17.9 million for the year December 31, 2005, an increase of 10.9%. Net interest and dividend income increased from $4.4 million for the three months ended December 31, 2004, to $4.6 million for the three months ended December 31, 2005, an increase of 3.0%.

"We're pleased to have been able to deliver another double digit earnings increase to our shareholders," said President and CEO Mary Lynn Lenz. "This remarkable accomplishment can be attributed to the diverse experience of our newly expanded board and a workforce that has really dedicated itself to achieving the goals of our strategic plan."

Total stockholders' equity at December 31, 2005 was $48.9 million compared to $46.6 million at December 31, 2004, an increase of 4.8%. Book value per share was $11.82 at December 31, 2005 as compared to $11.45 at December 31, 2004. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company declared a $0.09 dividend to common shareholders of record on December 23, 2005, which was paid on January 13, 2006.

The Company also announced that Kenneth R. Rezendes, Chairman of the Board of the Company and the Bank, is retiring from his positions on the Board of Directors of the Company and the Bank effective February 1, 2006. President and CEO Mary Lynn Lenz has been appointed to be interim Chairperson of the Board and a special committee has been constituted to recommend a permanent, independent Chairperson.

Mr. Rezendes has provided over 28 years of service to the Company and the Bank and has been a director of the Bank since 1978. In addition, Mr. Rezendes has been a director of the Company since it became the publicly-held parent company of the Bank in 1990. He has been the Chairman of the Board of the Company since 2003 and from 2002 to 2003 was its Vice Chairman. Mr. Rezendes was also President and Chief Executive Officer of the Company from 1996 to 2002.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With more than $585 million in assets and nine retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner to both business and personal banking customers. Traded on the NASDAQ Capital Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in seven Massachusetts communities - Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.

                                    # # #


This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                    UNAUDITED CONSOLIDATED BALANCE SHEETS
                                    AS OF

                                                   December 31,  December 31,
                                                       2005          2004
                                                   --------------------------
                                                    (Dollars in thousands)

Assets:
-------
Cash and due from banks                             $ 17,818      $ 16,394
Federal Home Loan Bank overnight deposit                   -         5,000
Federal funds sold                                     2,200        13,800
                                                    ----------------------
      Cash and cash equivalents                       20,018        35,194
Interest bearing time deposits with other banks          100           100
Securities held to maturity                           29,306        37,773
Securities available for sale                         94,298        83,882
Federal Home Loan Bank stock                           6,304         4,650
Loans, net                                           409,610       362,265
Premises & equipment                                   5,917         5,527
Accrued interest receivable                            2,298         1,969
Goodwill                                               2,173         2,173
Cash surrender value of life insurance                11,884        11,548
Other assets                                           4,006         4,317
                                                    ----------------------
      Total assets                                  $585,914      $549,398
                                                    ======================

Liabilities and Stockholders' Equity:
-------------------------------------
Deposits                                            $415,846      $399,905
Advances from Federal Home Loan Bank                 107,865        90,286
Subordinated debentures                               10,310        10,310
Other liabilities                                      3,038         2,296
                                                    ----------------------
      Total liabilities                              537,059       502,797
Stockholders' equity:
Common stock                                              41            41
Paid in capital                                       31,014        29,976
Retained earnings                                     18,998        16,459
Accumulated other comprehensive income (loss)         (1,198)          125
                                                    ----------------------
      Total stockholders' equity                      48,855        46,601
                                                    ----------------------
Total liabilities and stockholders' equity:         $585,914      $549,398
                                                    ======================

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                       THREE MONTHS ENDED DECEMBER 31,

                                                         2005        2004
                                                      ----------------------
                                                      (Dollars in thousands,
                                                      except per share data)

Interest and dividend income:
Interest and fees on loans                              $6,247      $5,202
Interest and dividends on investments                    1,387       1,363
Other interest                                              57          54
                                                        ------------------
      Total interest and dividend income                 7,691       6,619
                                                        ------------------

Interest expense:
Interest on deposits                                     1,796       1,255
Interest on other borrowed funds                         1,147         794
Interest on subordinated debentures                        180         134
                                                        ------------------
      Total interest expense                             3,123       2,183
                                                        ------------------

  Net interest and dividend income                       4,568       4,436
Provision for loan losses                                   58           -
                                                        ------------------
  Net interest and dividend income after
   provision for loan losses                             4,510       4,436
                                                        ------------------
Noninterest income:
Service charges on deposit accounts                         79         116
Overdraft service charges                                  212         114
Gain on sale of assets                                     (17)          -
Gain on sale of mortgages                                   (1)          -
Gain (loss) on sales and calls of
available-for-sale securities, net                           2         (51)
Other income                                               334         350
                                                        ------------------
      Total noninterest income                             609         529
                                                        ------------------
Noninterest expense:
Salaries and employee benefits                           1,820       1,613
Occupancy expense                                          229         182
Equipment expense                                          198         146
Other expenses                                           1,029         950
                                                        ------------------
      Total noninterest expense                          3,276       2,891
                                                        ------------------

      Income before income taxes                         1,843       2,074
Income taxes                                               671         744
                                                        ------------------

      Net income                                        $1,172      $1,330
                                                        ==================

Basic earnings per share                                $ 0.28      $ 0.32
                                                        ==================

Diluted earnings per share                              $ 0.28      $ 0.32
                                                        ==================

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                 UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                          YEARS ENDED DECEMBER 31,

                                                        2005         2004
                                                      --------------------
                                                     (Dollars in thousands,
                                                     except per share data)

Interest and dividend income:
Interest and fees on loans                            $23,184      $20,263
Interest and dividends on investments                   5,462        3,569
Other interest                                            273          274
                                                      --------------------
      Total interest and dividend income               28,919       24,106
                                                      --------------------

Interest expense:
Interest on deposits                                    6,084        4,982
Interest on other borrowed funds                        4,274        2,594
Interest on subordinated debentures                       637          370
                                                      --------------------
      Total interest expense                           10,995        7,946
                                                      --------------------

  Net interest and dividend income                     17,924       16,160
Provision for loan losses                                 167          376
                                                      --------------------

  Net interest and dividend income after
   provision for loan losses                           17,757       15,784
                                                      --------------------

Noninterest income:
Service charges on deposit accounts                       351          520
Overdraft service charges                                 563          518
Gain on sale of assets                                     34            -
Gain on sale of mortgages                                  49          196
Gain (loss) on sales and calls of
available-for-sale securities, net                         29           (5)
Other income                                            1,294        1,276
                                                      --------------------
      Total noninterest income                          2,320        2,505
                                                      --------------------

Noninterest expense:
Salaries and employee benefits                          8,063        7,640
Occupancy expense                                         931          781
Equipment expense                                         749          564
Other expenses                                          4,152        3,800
                                                      --------------------
      Total noninterest expense                        13,895       12,785
                                                      --------------------

      Income before income taxes                        6,182        5,504
Income taxes                                            2,162        1,887
                                                      --------------------

      Net income                                      $ 4,020      $ 3,617
                                                      ====================

Basic earnings per share                              $  0.98      $  0.89
                                                      ====================

Diluted earnings per share                            $  0.97      $  0.88
                                                      ====================